UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Scott Braunstein as Chief Operating Officer

On December 5, 2017, Scott Braunstein, the current Senior Vice President, Strategy and Corporate Development of Pacira Pharmaceuticals, Inc. (the “Company”), was promoted to Chief Operating Officer, effective on December 11, 2017.

Scott Braunstein, MD has served as the Company’s Senior Vice President, Strategy and Corporate Development since July 2015.  Prior to joining the Company, Dr. Braunstein was a Healthcare Analyst and Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2014, where he invested in and conducted diligence on a wide variety of pharmaceutical products and product candidates, pharmaceutical company strategies, business models and management teams, providing stock recommendations for the entire J.P. Morgan Asset Equity Group. He also served in a similar role at Everpoint Asset Management from 2014 to 2015. Dr. Braunstein has been an operating partner of Aisling Capital, a private equity firm focusing on healthcare companies, since 2015. Dr. Braunstein earned his medical degree from the Albert Einstein College of Medicine, completed his internal medical residency at Cornell University-New York Hospital and conducted additional research in immunology and wound healing from 1993 to 1994 at Rockefeller University.

In connection with Dr. Braunstein’s appointment to Chief Operating Officer, his annual base salary was increased to $500,000 and his target bonus was increased to 50% of such base salary effective for 2018. Dr. Braunstein will also be granted options to purchase 60,000 shares of the Company’s common stock at an exercise price equal to the closing price on the second full trading day in January 2018. The options vest as to 25% of the options on the first anniversary of the grant date, with the remaining options vesting in equal quarterly installments over the subsequent three years.   Except for the changes noted above, the terms of Dr. Braunstein’s employment agreement with the Company remain in full force and effect.

On December 7, 2017, the Company issued a press release relating to the promotion of Dr. Braunstein, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 7, 2017, announcing the promotion of Scott Braunstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: December 7, 2017	By:	/s/ Kristen Williams
Kristen Williams Chief Administrative Officer, General Counsel and Secretary